Exhibit 15

August 2, 2023

To the Shareholders and the Board of Directors of CVS Health Corporation

We are aware of the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Signify Health, Inc. 2021 Long-Term Incentive Plan of our report dated August 2, 2023 relating to the unaudited condensed consolidated interim financial statements of CVS Health Corporation that are included in its Form 10-Q for the quarter ended June 30, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts